EXHIBIT 4.5


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                        ARIZONA PUBLIC SERVICE COMPANY
              (formerly Central Arizona Light and Power Company)
                                      TO
            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                (successor to Security Pacific National Bank)

                         As  trustee  under  Central  Arizona  Light and Power
                           Company's Mortgage and Deed of Trust, Dated as of July 1, 1946.
                                --------------
                      Fifty-third Supplemental Indenture
                                --------------
                          Dated as of March 1, 1994

                     This Mortgage covers real property,
                       personal property and chattels.

             This instrument and the above-mentioned Mortgage and
          Deed of Trust contain after-acquired property provisions.
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                      FIFTY-THIRD SUPPLEMENTAL INDENTURE
                                --------------

    INDENTURE, dated as of the 1st day of March, 1994, made and entered into by and between ARIZONA PUBLIC SERVICE COMPANY, a corporation of the State of Arizona, the principal place of business and mailing address of which is 400 North Fifth Street, Phoenix, Arizona 85004 (hereinafter sometimes called the Company), party of the first part, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, organized under the banking laws of the United States of America, the mailing address of which is 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017
(hereinafter sometimes called the Trustee), party of the second part, as Trustee under the Mortgage and Deed of Trust, dated as of July 1, 1946 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company under its former name, Central Arizona Light and Power Company, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this Indenture (hereinafter called the Fifty-third Supplemental Indenture) being supplemental thereto;


    WHEREAS, said Mortgage was recorded and filed in Counties in the State of Arizona as follows:



                                                                                       Filed and Abstracted
                                                      Recorded as Real Mortgage        as Chattel Mortgage
                                                 -----------------------------------  ----------------------
                                                                                        Chattel
                                                     Date        Book or                Mortgage
                                                   Recorded      Docket       Page        Book        Page
       County                                    ------------  -----------  --------  ------------  --------
  Apache.......................................       7-28-50           16         1             9       154
  Cochise......................................        2-3-53           80        28            19       292
  Coconino.....................................       1-20-53           39         1            10       286
  Gila.........................................       1-17-53           32        84            17     --
  Graham.......................................       12-3-63           92        87            15       223
  Maricopa.....................................        8-6-46          408       163            92       204
  Mohave.......................................      11-13-57           28        68            12        13
  Navajo.......................................      10-14-49           31       483            16       521
  Pima.........................................       1-24-53          558       351            14     --
  Pinal........................................      10-25-52           68        31            12       591
  Yavapai......................................        8-7-46           79         1            12       223
  Yuma.........................................        8-1-47           58       173            21       265

and in Counties in the State of New Mexico as follows:
  McKinley.....................................       5-31-61           36       153             4       295
  San Juan.....................................       1-31-61          472       140    (No. 72441)


    the copy recorded in Yuma County, Arizona also being effective for La Paz County, Arizona, formed on December 31, 1982; and copies of said Mortgage were filed with the office of the Bureau of Indian Affairs at Window Rock, Arizona, and with the Navajo Tribe of Indians at Window Rock, Arizona, and in the offices of the Secretary of State and the State Land Department of the State of Arizona (all the said counties and the said offices above referred to being herein referred to as "jurisdictions"); and

    WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

    WHEREAS, the Company has executed and delivered to the Trustee fifty-two indentures supplemental to the Mortgage (hereinafter respectively called the First through the Fifty-second Supplemental Indentures) dated as of December 1, 1947, April 1, 1949, February 1, 1950, December 1, 1950, February 1, 1953,
November 1, 1953, March 1, 1954, October 1, 1957, March 1, 1959, November 1, 1961, June 1, 1962, December 1, 1962, September 1, 1963, September 1, 1967,
April 1, 1970, March 15, 1972, April 1, 1974, February 15, 1975, June 1, 1975,
November 15, 1975, April 15, 1977, January 15, 1978, March 1, 1979, October 15, 1979, May 15, 1980, February 2, 1982, April 15, 1982, July 1, 1983,
October  15, 1983, June 15, 1984, January 15, 1985, May 1, 1985, June 1, 1985,
November 1, 1985, January 15, 1986, March 1, 1986, May 1, 1986, February 1, 1987, June 1, 1987, November 15, 1987, April 1, 1989, February 15, 1990, May
15,  1990, April 15, 1991, December 15, 1991, January 15, 1992, March 1, 1992,
June 15, 1992, February 1, 1993, August 1, 1993, August 1, 1993, and September 15, 1993, each of which has been or will be recorded or filed in, or a recording or filing is or will be effective with respect to, each jurisdiction referred to above; and

    WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented and amended, the Company has acquired certain other property, rights and interests in property; and

    WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented and amended, bonds of a series entitled and designated First Mortgage Bonds, 2 3/4% Series due 1976 (hereinafter called the bonds of the First Series), in the aggregate principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000); bonds of a series entitled and designated First Mortgage Bonds, 3 1/8% Series due 1977 (hereinafter called the bonds of the Second Series), in the aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000); bonds of a series entitled and designated First Mortgage Bonds, 3% Series due 1979 (hereinafter called the bonds of the Third Series), in the aggregate principal amount of Four Million Dollars ($4,000,000); bonds of a series entitled and designated First Mortgage Bonds, 2 3/4% Series due 1980 (hereinafter called the bonds of the Fourth Series), in the aggregate principal amount of Five Million Dollars ($5,000,000); bonds of a series entitled and designated First Mortgage Bonds, 2 7/8% Series due 1980 (hereinafter called the bonds of the Fifth Series), in the aggregate principal amount of Six Million Dollars ($6,000,000); bonds of a series entitled and designated First Mortgage Bonds, 3 1/2% Series due 1983 (hereinafter called the bonds of the Sixth Series), in the aggregate principal amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000); bonds of a series entitled and designated First Mortgage Bonds, 3 1/2% Series due November 1, 1983 (hereinafter called the bonds of the Seventh Series), in the aggregate principal amount of Five Million Seven Hundred Twenty-three Thousand Dollars ($5,723,000); bonds of a series entitled and designated First Mortgage Bonds, 3 1/4% Series due 1984 (hereinafter called the bonds of the Eighth Series), in the aggregate principal amount of Fifteen Million Dollars ($15,000,000); bonds of a series entitled and designated First Mortgage Bonds, 5 1/8% Series due 1987 (hereinafter called the bonds of the Ninth Series), in the aggregate principal amount of Fifteen Million Dollars ($15,000,000); bonds of a series entitled and designated First Mortgage Bonds, 4.70% Series due 1989 (hereinafter called the bonds of the Tenth Series), in the aggregate principal amount of Twenty Million Dollars ($20,000,000); bonds of a series entitled and designated First Mortgage Bonds, 4.80% Series due 1991 (hereinafter called the bonds of the Eleventh Series), in the aggregate principal amount of Thirty-five Million Dollars ($35,000,000); bonds of a series entitled and designated First Mortgage Bonds, 4.45% Series due 1992 ( hereinafter called the bonds of the Twelfth Series), in the aggregate principal amount of Twenty-five Million Dollars ($25,000,000); bonds of a series entitled and designated First Mortgage Bonds, 4.40% Series due 1992 (hereinafter called the bonds of the Thirteenth Series), in the aggregate principal amount of Twenty-five Million Dollars ($25,000,000); bonds of a series entitled and designated First Mortgage Bonds, 4.50% Series due 1993 (hereinafter called the bonds of the Fourteenth Series), in the aggregate principal amount of Fifteen Million Dollars ($15,000,000); bonds of a series entitled and designated First Mortgage Bonds, 6.25% Series due 1997 (hereinafter called the bonds of the Fifteenth Series), in the aggregate principal amount of Twenty-five Million Dollars ($25,000,000); bonds of a series entitled and designated First Mortgage Bonds, 8.50% Series due 1975 (hereinafter called the bonds of the Sixteenth Series), in the aggregate principal amount of Thirty Million Dollars ($30,000,000); bonds of a series entitled and designated First Mortgage Bonds, 7.45% Series due 2002 (hereinafter called the bonds of the Seventeenth Series), in the aggregate principal amount of Sixty Million Dollars ($60,000,000); bonds of a series entitled and designated First Mortgage Bonds, 6.20% Series due 2004 (hereinafter called the bonds of the Eighteenth Series), in the aggregate principal amount of Fifty Million Dollars ($50,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9.50% Series due 1982 (hereinafter called the bonds of the Nineteenth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9.80% Series due 1980 (hereinafter called the bonds of the Twentieth Series), in the aggregate principal amount of Seventy-five Million Dollars ($75,000,000); bonds of a series entitled and designated First Mortgage Bonds, 10.625% Series due 2000 (hereinafter called the bonds of the Twenty-first Series), in the aggregate principal amount of Seventy-five Million Dollars ($75,000,000); bonds of a series entitled and designated First Mortgage Bonds, 6.45% Series A due 2007 (hereinafter called the bonds of the Twenty-second Series), in the aggregate principal amount of Thirteen Million Dollars ($13,000,000); bonds of a series entitled and designated First Mortgage Bonds, 6.45% Series B due 2007 (hereinafter called the bonds of the Twenty-third Series), in the aggregate principal amount of Thirty Million Dollars ($30,000,000); bonds of a series entitled and designated First Mortgage Bonds, 6% Series A due 2008 (hereinafter called the bonds of the Twenty-fourth Series), in the aggregate principal amount of Thirty-four Million Dollars ($34,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9.95% Series due 2004 (hereinafter called the bonds of the Twenty-fifth Series), in the aggregate principal amount of Seventy-five Million Dollars ($75,000,000); bonds of a series entitled and designated First Mortgage Bonds, 12 1/8% Series due 2009 (hereinafter called the bonds of the Twenty-sixth Series), in the aggregate principal amount of Seventy-five Million Dollars ($75,000,000); bonds of a series entitled and designated First Mortgage Bonds, 12 7/8% Series due 2000 (hereinafter called the bonds of the Twenty-seventh Series), in the aggregate principal amount of One Hundred Eighty-five Million Dollars ($185,000,000); bonds of a series entitled and designated First Mortgage Bonds, 10 3/8% Series due 1985 (hereinafter called the bonds of the Twenty-eighth Series), in the aggregate principal amount of Sixty Million Two Hundred Fifty Thousand Dollars ($60,250,000); bonds of a series entitled and designated First Mortgage Bonds, 16% Series due 1992 (hereinafter called the bonds of the Twenty-ninth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 12 3/4% Series due 2013 (hereinafter called the bonds of the Thirtieth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 13 1/2% Series due 2013 (hereinafter called the bonds of the Thirty-first Series), in the aggregate principal amount of One Hundred Million
Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 15% Series due 1994 (hereinafter called the bonds of the Thirty-second Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 12% Series due 1995 (hereinafter called the bonds of the Thirty-third Series), in the aggregate principal amount of One Hundred Twenty-five Million Dollars ($125,000,000); bonds of a series entitled and designated First Mortgage Bonds, 13 1/4% Series due 2007 (hereinafter called the bonds of the Thirty-fourth Series), in the aggregate principal amount of Fifty Million Dollars ($50,000,000); bonds of a series entitled and designated First Mortgage Bonds, 11 1/2% Series due 2015 (hereinafter called the bonds of the Thirty-fifth Series), in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000); bonds of a series entitled and designated First Mortgage Bonds, 11 1/2% Series due November 1, 2015 (hereinafter called the bonds of the Thirty-sixth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 11% Series due 2016 (hereinafter called the bonds of the Thirty-seventh Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9 1/4% Series due 1996 (hereinafter called the bonds of the Thirty-eighth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9% Series due 1996 (hereinafter called the bonds of the Thirty-ninth Series), in the aggregate principal amount of One Hundred Twenty-five Million Dollars ($125,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9% Series due 2017 (hereinafter called the bonds of the Fortieth Series), in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9 7/8% Series due 1997 (hereinafter called the bonds of the Forty-first Series), in the aggregate principal amount of One Hundred Twenty-five Million Dollars ($125,000,000); bonds of a series entitled and designated First Mortgage Bonds, 10 3/4% Series due 2017 (hereinafter called the bonds of the Forty-second Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 10 3/4% Series due 2019 (hereinafter called the bonds of the Forty-third Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 10 1/4% Series due 2000 (hereinafter called the bonds of the Forty-fourth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 10 1/4% Series due 2020 (hereinafter called the bonds of the Forty-fifth Series), in the aggregate principal amount of One Hundred Twenty-five Million Dollars ($125,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9 1/2% Series due 2021 (hereinafter called the bonds of the Forty-sixth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 9% Series due 2021 (hereinafter called the bonds of the Forty-seventh Series), in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000); bonds of a series entitled and designated First Mortgage Bonds, 7 1/8% Series due 1997, in the aggregate principal amount of One Hun-dred Fifty Million Dollars ($150,000,000), and bonds of a series entitled and designated First Mortgage Bonds, 8 3/4% Series due 2024, in the aggregate principal amount of One Hundred Seventy-five Million Dollars ($175,000,000) (hereinafter collectively called the bonds of the Forty-eighth Series); bonds of a series entitled and designated First Mortgage Bonds, 7 5/8% Series due 1998, in the aggregate principal amount of One Hundred Million Dollars ($100,000,000), and bonds of a series entitled and designated First Mortgage Bonds, 8 1/8% Series due 2002, in the aggregate principal amount of One Hun-dred Twenty-five Million Dollars ($125,000,000) (hereinafter collectively called the bonds of the Forty-ninth Series); bonds of a series entitled and designated First Mortgage Bonds, 7 5/8% Series due 1999 (hereinafter called the bonds of the Fiftieth Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 8% Series due 2025 (hereinafter called the bonds of the Fifty-first Series), in the aggregate principal amount of One Hundred Fifty Million Dollars ($150,000,000); bonds of a series entitled and designated First Mortgage Bonds, 7 1/4% Series due 2023 (hereinafter called the bonds of the Fifty-second Series), in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); bonds of a series entitled and designated First Mortgage Bonds, 5 7/8% Series due 2028 (hereinafter called bonds of the Fifty-third Series), in the aggregate principal amount of Twelve Million Eight Hundred Fifty Thousand Dollars ($12,850,000); bonds of a series entitled and designated First Mortgage Bonds, 5 7/8% Series due 2028 (hereinafter called bonds of the Fifty-fourth Series), in the aggregate principal amount of One Hundred Forty-one Million One Hundred Fifty Thousand Dollars ($141,150,000); bonds of a series entitled and designated First Mortgage Bonds, 5 1/2% Series due 2028 (hereinafter called bonds of the Fifty-fifth Series), in the aggregate principal amount of Twenty-five Million Dollars ($25,000,000); and bonds of a series entitled and designated First Mortgage Bonds, 5 3/4% Series due 2000 (hereinafter called bonds of the Fifty-sixth Series) in the aggregate principal amount of One Hundred Million Dollars ($100,000,000); and

    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than bonds of the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of each series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

    WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

    WHEREAS, the Company now desires to create a new series of bonds to be issued under and pursuant to the Mortgage in accordance with the provisions of
Article VI thereof, and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented and amended, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented and amended; and

    WHEREAS, the execution and delivery by the Company of this Fifty-third Supplemental Indenture, and the terms of the bonds of the Fifty-seventh Series hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

    NOW THEREFORE, THIS INDENTURE WITNESSETH: That Arizona Public Service Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time heretofore, herewith or hereafter issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bank of America National Trust and Savings Association, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all the properties of the Company described in the Mortgage, as heretofore supplemented and amended (except any properties which have been released from the Lien of the Mortgage), and all the properties specifically described in Article IV hereof.

    Also all other property, real, personal and mixed, of the kind or nature specifically mentioned in Article IV hereof or of any other kind or nature (except any herein or in the Mortgage, as heretofore supplemented and amended, expressly excepted and except any which may not lawfully be mortgaged or pledged hereunder), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Fifty-third Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to public or private property, real or personal, or the occupancy of such property and (except as herein or in the Mortgage, as heretofore supplemented and amended, expressly excepted) all the right, title and interest the Company may now have or hereafter acquire in and to any and all property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented and amended, described.

    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforementioned property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforementioned property and franchises and every part and parcel thereof.

    IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage and to the extent permitted by law, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented and amended, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

    PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Fifty-third Supplemental
Indenture and from the Lien and operation of the Mortgage, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; construction equipment acquired for temporary use; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties and all Natural Gas and Oil Production Property, as defined in Section 4 of the Mortgage; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage;
(5) electric energy, gas, steam, ice and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Bank of America National Trust and Savings Association, the Trustee, and its successors and assigns forever.

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented and amended.

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented and amended, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

    The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                  ARTICLE I.
                        FIFTY-SEVENTH SERIES OF BONDS

     SECTION 1. There shall be a series of bonds designated "6 5/8% Series due 2004" (hereinafter sometimes referred to as the "Fifty-seventh Series"), limited to the aggregate principal amount of $100,000,000, each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter specified in this Supplemental Indenture. Bonds of the Fifty-seventh Series shall be dated as provided in Section 10 of the Mortgage; shall mature, subject to the provisions for prior redemption hereinafter set forth, on March 1, 2004; shall be issued as fully registered bonds in denominations of One Thousand Dollars or any integral multiple thereof; and shall bear interest from March 1, 1994 or from the most recent Interest Payment Date (as defined below) to which interest has been paid at the rate of 6 5/8% per annum (calculated on the basis of twelve 30-day months), payable on March 1 and September 1 of each year (each an "Interest Payment Date"), commencing September 1, 1994, to the holders thereof of record on the February 15 or August 15, as the case may be, next preceding such Interest Payment Date (subject to the provisions of Section 12 of the Mortgage concerning legal holidays and bank closings), and the principal of and interest on, and premium or other amounts, if any, payable upon redemption of, each said bond to be payable at the office or agency of the Company in the City of Los Angeles, California, and at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as, at the time of payment, is legal tender for public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the registration books of the Company.



    SECTION 2. In the manner and with the effect provided in Article X of the Mortgage, the bonds of the Fifty-seventh Series will be subject to redemption prior to maturity, as follows:

    Bonds of the Fifty-seventh Series shall not be redeemable prior to maturity, except that the bonds of the Fifty-seventh Series shall be redeemable, in whole at any time, prior to maturity, upon notice as provided in Section 52 of the Mortgage at least thirty (30) days prior to the date fixed for redemption, by the application of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 87 of the Mortgage (but only if and to the extent such Section is properly applicable to bona fide transactions), at the following special redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:


                          SPECIAL REDEMPTION PRICES

        IF REDEEMED DURING                                  IF REDEEMED DURING
        THE TWELVE MONTHS              REDEMPTION           THE TWELVE MONTHS            REDEMPTION
        BEGINNING MARCH 1,               PRICE              BEGINNING MARCH 1,             PRICE
- ----------------------------------  ----------------  ------------------------------  ----------------
1994..............................      106.16%       1999..........................      103.08%
1995..............................      105.54        2000..........................      102.46
1996..............................      104.92        2001..........................      101.85
1997..............................      104.31        2002..........................      101.23
1998..............................      103.69        2003..........................      100.62


    in each case, together with accrued interest to the date fixed for redemption.

    SECTION 3. At the option of the registered owner, any bonds of the Fifty-seventh Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the City of Los Angeles, California, or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, together with a written instrument of transfer, if required by the Company or by the Trustee, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds in registered form of the same series of other authorized denominations without payment of any sum other than taxes or other governmental charges.

    Bonds of the Fifty-seventh Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at either of said offices or agencies of the Company without payment of any sum other than taxes or other governmental charges.

                                 ARTICLE II.
           REPLACEMENT FUND PROVISIONS -- OTHER RELATED PROVISIONS OF THE MORTGAGE -- DIVIDEND COVENANT -- RECORD DATES --
                             AUTHENTICATING AGENT

     SECTION 4. The Company covenants that the provisions of Section 39 of the Mortgage, which were to remain in effect so long as any bonds of the First Series remained Outstanding, shall remain in full force and effect so long as any bonds of the Thirty-fourth, Forty-third, Forty-fourth, Forty-fifth, Forth-sixth, Forty-seventh, Forty-eighth, Forty-ninth, Fiftieth, Fifty-first, Fifty-second, Fifty-third, Fifty-fourth, Fifty-fifth, Fifty-sixth or Fifty-seventh Series are Outstanding.

    Clause (d) of subsection (II) of Section 4 of the Mortgage, as heretofore amended, clause (6) and clause (e) of Section 5 of the Mortgage, as heretofore amended, and Section 29 of the Mortgage, as heretofore amended, are hereby further amended by inserting therein the words "and Fifty-seventh Series" after the words "bonds of the First Series and Second Series and Third Series and Fourth Series and Fifth Series and Sixth Series and Seventh Series and Eighth Series and Ninth Series and Tenth Series and Eleventh Series and Twelfth Series and Thirteenth Series and Fourteenth Series and Fifteenth Series and Sixteenth Series and Seventeenth Series and Eighteenth Series and Nineteenth Series and Twentieth Series and Twenty-first Series and Twenty-second Series and Twenty-third Series and Twenty-fourth Series and Twenty-fifth Series and Twenty-sixth Series and Twenty-seventh Series and Twenty-eighth Series and Twenty-ninth Series and Thirtieth Series and Thirty-first Series and Thirty-second Series and Thirty-third Series and Thirty-fourth
Series  and  Thirty-fifth  Series  and  Thirty-sixth Series and Thirty-seventh
Series and Thirty-eighth Series and Thirty-ninth Series and Fortieth Series and Forty-first Series and Forty-second Series and Forty-third Series and Forty-fourth Series and Forty-fifth Series and Forty-sixth Series and Forty-seventh Series and Forty-eighth Series and Forty-ninth Series and Fiftieth Series and Fifty-first Series and Fifty-second Series and Fifty-third Series and Fifty-fourth Series and Fifty-fifth Series and Fifty-sixth Series" each time such words occur therein.

    Clause (e) of subsection (II) of Section 4 of the Mortgage, as heretofore amended, is hereby further amended by the insertion therein after the words "and Fifty-sixth" the words "and Fifty-seventh."

    The last paragraph of Section 12 of the Mortgage, as heretofore amended, the last paragraph of Section 17 of the Mortgage, as heretofore amended, and the last paragraph of Section 110 of the Mortgage, as heretofore amended, are hereby amended by inserting therein the words "or the Fifty-seventh Series" after the words "Fifty-sixth Series" each time such words occur therein.

                                 ARTICLE III.
                           MISCELLANEOUS PROVISIONS

     SECTION 5. The terms defined in the Mortgage, as supplemented and amended, shall, for all purposes of this Fifty-third Supplemental Indenture, have the meanings specified therein, except that the term "Mortgage" shall mean only the original Mortgage and Deed of Trust, dated as of July 1, 1946; the term "Mortgage, as heretofore supplemented and amended" shall mean the Mortgage, as supplemented and amended by the First through Fifty-second Supplemental Indentures hereinabove referred to; and the term "Mortgage, as supplemented and amended," shall mean the Mortgage, as supplemented and amended by the First through Fifty-second Supplemental Indentures hereinabove referred to and as supplemented and amended by this Fifty-third Supplemental Indenture and any future supplemental indentures.

    SECTION 6. The Trustee hereby accepts the trusts herein declared, provided, created, supplemented or amended and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented and amended, set forth and upon the following terms and conditions:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Fifty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-third Supplemental Indenture.

    SECTION 7. Whenever in this Fifty-third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-third Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 8. Nothing in this Fifty-third Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds Outstanding under the Mortgage.

    SECTION   9. This  Fifty-third  Supplemental  Indenture  may  be  executed simultaneously in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                 ARTICLE IV.
                       SPECIFIC DESCRIPTION OF PROPERTY

     SECTION 10. CERTAIN REAL PROPERTY LOCATED IN:

                                 MARICOPA COUNTY
                         ENVIRONMENTAL SHOWCASE HOME

    The North 341 feet of the West 188 feet of the West half of the Northwest quarter of the Northeast quarter of Section 9, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

    EXCEPT the North 55 feet thereof; and also

    EXCEPT the West 30 feet thereof; and also

    EXCEPT that part thereof described as follows:

    BEGINNING at the intersection of the South line of said North 55 feet with the East line of said West 30 feet;

    thence Easterly along said South line, a distance of 18 feet;

    thence Southwesterly to a point in said East line which is 18 feet South of the Point of Beginning;

    thence to the Point of Beginning.

                                  NAVAJO COUNTY
                CHOLLA GENERATING STATION -- COMMON FACILITIES

    The percentage ownership interest of the Company in capital improvements constructed on and after October 1, 1993 to the facilities common to two or more generating units, including Cholla Unit 4, at the Cholla Generating Station near Holbrook, Arizona is currently 62.35%. The percentage ownership interest of the Company in new capital improvements constructed from time to time in the future to such common facilities may change.

    SECTION 11. THE ELECTRIC SUBSTATIONS OF THE COMPANY, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting and distributing electric energy, and all land owned by the Company upon which the same are situated, and all of the Company's easements, rights of way, rights, machinery, equipment, appliances, devices, licenses and supplies forming a part of said substations, or any of them, including additions and improvements to any of the foregoing, or used or enjoyed or capable of being used or enjoyed in conjunction with any thereof.

    SECTION 12. Additions, extensions and improvements to THE ELECTRIC TRANSMISSION SYSTEMS of the Company.

    SECTION 13. Additions, extensions and improvements to THE ELECTRIC DISTRIBUTION SYSTEMS of the Company, including the construction of additional facilities throughout the Company's service area, as well as extension of residential and downtown underground distribution facilities, including associated distribution equipment such as voltage regulators, capacitor banks, sectionalizing equipment, transformers, street lighting systems, meters and services, including reconstruction and improvements to provide efficient Company operation.


    IN WITNESS WHEREOF, ARIZONA PUBLIC SERVICE COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents, or its Treasurer, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries or Associate Secretaries for and in its behalf, in the City of Phoenix, Arizona, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Trust Officers and its corporate seal to be attested by its Vice President for and in its behalf, in the City of Los Angeles, California, all as of the 1st day of March, 1994.

                                     ARIZONA PUBLIC SERVICE COMPANY

                                             NANCY E. NEWQUIST
                          ----------------------------------------------------
                                                 Treasurer
Attest:


                     MARIE A. PAPIETRO
- --------------------------------------------------------
                    Associate Secretary

Executed, sealed and delivered by
    ARIZONA PUBLIC SERVICE COMPANY in the presence of:

                     FLORENCE J. BROWN
- --------------------------------------------------------


                       SHERMA HUMBLE
- --------------------------------------------------------
                                                  [SEAL]

                          BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION, As Trustee

                                               FONDA J. HALL
                          ----------------------------------------------------
                                               Trust Officer
Attest:


                       SHERI B. BALL
- --------------------------------------------------------
                       Vice President

Executed, sealed and delivered by
    BANK OF AMERICA NATIONAL TRUST AND
    SAVINGS ASSOCIATION
    in the presence of:

                       NANCY R. PEREZ
- --------------------------------------------------------

                     M. DEBORAH GIBBONS
- --------------------------------------------------------
                                                  [SEAL]

STATE OF ARIZONA
COUNTY OF MARICOPA               ss.:

    On this 28th day of February, 1994, before me, Naomi Fyffe, the undersigned officer, personally appeared Nancy E. Newquist, who acknowledged herself to be the Treasurer of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, and that she, as such Treasurer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Treasurer.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal.

                                               NAOMI FYFFE
                         ----------------------------------------------------
                                              Notary Public

                                   My Commission Expires May 18, 1996
[SEAL]

STATE OF ARIZONA
COUNTY OF MARICOPA               ss.:

    On this 28th day of February, 1994, before me, Naomi Fyffe, the undersigned officer, personally came Nancy E. Newquist, to me known, who being by me duly sworn, did depose and say that she resides in Phoenix, Arizona, that she is the Treasurer of ARIZONA PUBLIC SERVICE COMPANY, the corporation described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal.


                                               NAOMI FYFFE
                         ----------------------------------------------------
                                              Notary Public

                                    My Commission Expires May 18, 1996
[SEAL]

STATE OF ARIZONA
COUNTY OF MARICOPA               ss.:

    This  instrument  was acknowledged before me on February 28, 1994 by Nancy
E. Newquist and Marie Papietro as Treasurer and Associate Secretary, respectively, of ARIZONA PUBLIC SERVICE COMPANY.


                                               NAOMI FYFFE
                          ----------------------------------------------------
                                              Notary Public

                                    My Commission Expires May 18, 1996
[SEAL]
[SEAL]
STATE OF CALIFORNIA
COUNTY OF LOS ANGELES                 ss.:


    On this 28th day of February, 1994, before me, A. Lee, Notary Public in and for the County and State aforesaid, residing therein, duly commissioned and sworn, personally appeared Fonda J. Hall, known to me to be a Trust
Officer of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, the national banking association which executed the within instrument, and Sheri
B. Ball known to me to be a Vice President of said association, who being by me duly sworn, acknowledged before me that the seal affixed to said instrument is the corporate seal of said association, that they, being authorized so to do, executed the within instrument on behalf of said association by authority of its board of directors, and that said instrument is the free act and deed of said association for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    A. LEE
                                    ------------------------------------------
                                                Notary Public

                                      My Commission Expires August 15, 1997
[SEAL]
STATE OF CALIFORNIA

COUNTY OF LOS ANGELES                 ss.:



    This  instrument  was acknowledged before me on February 28, 1994 by Fonda
J. Hall and Sheri B. Ball as Trust Officer and Vice President, respectively, of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION.


                                                    A. LEE
                                    ------------------------------------------
                                                Notary Public

                                      My Commission Expires August 15, 1997
[SEAL]